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                                                                 Exhibit 10.39
                            NOTE REDEMPTION AGREEMENT

         This NOTE REDEMPTION AGREEMENT (THE "AGREEMENT") is made and entered into as of this 3rd day of June, 1999 by and between Advanced Communications Group, Inc., a Delaware corporation ("ACG"), and Larry Baldwin (THE "NOTE HOLDER").

                                    RECITALS

         A. The Note Holder is the holder of a certain 5% Subordinated Note executed by ACG in favor of the Note Holder and dated February 18, 1998 (THE "NOTE").

         B. ACG desires to repay the principal amount of the Note including any accrued but unpaid interest by issuing to the Note Holder an equivalent amount of ACG common stock (THE "REDEMPTION") and the Note Holder desires to accept repayment in the form of ACG common stock.

         C. ACG desires the Pay-off to occur, and the Note Holder wishes to accept the Pay-off, concurrently with (i) the closing of the acquisition by ACG or a subsidiary of ACG of all the outstanding stock of YPTel Corporation, a Canadian corporation, (ii) the closing of the acquisition by ACG or a subsidiary of ACG of all the outstanding capital stock of Web YP, Inc., a Texas corporation, and (iii) the closing of the acquisition by ACG or a subsidiary of ACG of all the outstanding capital stock of Big Stuff, Inc., a Texas corporation (COLLECTIVELY, THE "ACQUISITION CLOSINGS").

         NOW, THEREFORE, for $10.00 from ACG to the Note Holder and other good and valuable consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                         ARTICLE I - TERMS OF REDEMPTION

         1.1 THE REDEMPTION. Pursuant to Section 3.01 of the Note, ACG shall redeem the Note at a redemption price equal to the principal amount to be redeemed, together with accrued and unpaid interest on the principal amount thereof (THE "REDEMPTION PRICE"). ACG will pay the Redemption Price to the Note Holder in an equivalent amount of ACG common stock valued at $5.50 per share, with any resulting fractional shares to be paid in cash.

         1.2 WAIVER OF NOTICE. The Note Holder agrees that this Agreement serves as adequate notice of redemption and hereby waives any right to notice of redemption afforded by Section 3.02 of the Note.

         1.3 TIMING OF REDEMPTION. The Redemption will occur concurrent with and conditional upon the Acquisition Closings. If for any reason the Acquisition Closings do not occur, ACG will not be obligated to redeem, and the Note Holders will not be

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obligated to accept ACG's offer of redemption of, the Note in accordance with the terms and conditions of the Agreement.

         1.4 REGISTRATION OF SHARES. Upon Redemption of the Notes, ACG shall ensure that the ACG common stock issued to the Note Holders has been registered, at its own expense, under the Securities Act of 1933, as amended, or any applicable state securities laws.

                         ARTICLE II - GENERAL PROVISIONS

         2.1 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         2.2 ENTIRE AGREEMENT. This Agreement supersedes any and all prior negotiations and oral or written agreements made relating to the subject matter hereof and, except for written agreements, if any, executed and delivered simultaneously with or subsequent to the date of this Agreement, constitutes the entire agreement of the parties relating to the subject matter hereof.

         2.3 AMENDMENTS. This Agreement may not be altered or amended except by a writing signed by the duly authorized representatives of both ACG and the Note Holder.

         2.4 WAIVER. No waiver of any of the terms of this Agreement shall be effective unless in writing and signed by the duly authorized representative of the party to be charged therewith. No waiver of any provision hereof shall extend to or affect any obligation not expressly waived, impair any rights consequent on such obligation, or imply a subsequent waiver of that or any other provision.

         2.5 GOVERNING LAW. This Agreement shall be deemed to have been entered into, governed by and construed and interpreted in accordance with the laws of the State of Texas.

         2.6 BINDING EFFECT. Except as otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

         2.7 HEADINGS. The description headings of the several sections of this Agreement are inserted for convenience only and do not qualify or affect the terms and conditions thereof.

         2.8 REMEDIES CUMULATIVE. Every right and remedy of the parties, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and in addition to every other right and remedy herein or therein enumerated or allowed by law, and may be exercised singularly or concurrently. In the event that there shall be any

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inconsistency or conflict between such rights and remedies, then such rights and remedies shall be deemed to be exercisable in the alternative by either party, in its sole discretion.

         2.9 FURTHER ASSURANCES. The parties covenant and agree to execute all such further documents, instruments and agreements and to give all such further undertakings and to perform all such further acts or deeds that may be reasonably required from time to time in order to carry out the terms of this Agreement in accordance with their true intent.

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         IN WITNESS WHEREOF, the duly authorized representatives of the parties to this Agreement have executed this Agreement as of the date first written above.

                                 ADVANCED COMMUNICATIONS GROUP, INC.


                                 By: /s/ James Cragg
                                    --------------------------------



                                 NOTE HOLDER


                                 By: /s/ Larry Baldwin
                                    --------------------------------
                                          Larry Baldwin